Exhibit 10.2

UNRESTRICTED STOCK AWARD AGREEMENT UNDER THE

2021 AMERGENT HOSPITALITY GROUP INC. INDUCEMENT PLAN

(Fully Vested)

Name of Grantee:	Frederick L. Glick
Number of Shares:	50,000
Grant Date:	August 2, 2021

Pursuant to the 2021 Amergent Hospitality Group Inc. Inducement Plan (the “Plan”), Amergent Hospitality Group Inc., a Delaware corporation (the “Company”) hereby grants an Unrestricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of common stock, par value $0.0001 per share of the Company specified above (“Award Shares”). The Company acknowledges the receipt from the Grantee of consideration in the form of services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Plan administrator.

1. Acceptance of Award. The Award Shares shall be issued electronically and allocated to the Grantee through the Company’s stock plan administration system and transfer agent, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereafter, the Grantee shall have all the rights of a stockholder with respect to such Award Shares, including voting and dividend rights.

2. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

3. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.

4. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

AMERGENT HOSPITALITY GROUP, INC.

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Title:	CEO

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

GRANTEE:

Signature:	/s/ Frederick L. Glick
Frederick L. Glick

Restricted Stock Award Agreement	2